UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 6, 2011

comScore, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33520	54-1955550

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11950 Democracy Drive
Suite 600
Reston, Virginia 20190
(Address of principal executive offices, including zip code)
(703) 438-2000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 6, 2011, Bruce Golden, a Class III member of the board of directors (the “Board”) of comScore, Inc., a Delaware corporation (the “Company”), delivered his resignation to the Board effective immediately. Mr. Golden’s resignation did not occur in connection with any disagreement with the Company or any matter relating to the Company’s operations, policies or practices.
The Board then elected Gareth C. C. Chang to fill the vacancy on the Board prompted by Mr. Golden’s departure. Mr. Chang will serve on the Board as a Class III director whose term will expire at the 2013 annual meeting of stockholders.
The Company will compensate Mr. Chang for his services as described in the discussion of director compensation in the Company’s definitive proxy statement for its 2011 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on June 10, 2011. Mr. Chang’s compensation will be prorated for 2011.
A press release announcing the election of Mr. Chang to the Board and the resignation of Mr. Golden is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated September 6, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

comScore, Inc.
By:	/s/ Christiana L. Lin
Christiana L. Lin
EVP, General Counsel and Chief Privacy Officer

Date: September 6, 2011

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated September 6, 2011